Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2021 relating to the financial statements of Custom Truck One Source, L.P. and subsidiaries, appearing in the Current Report on Form 8-K/A of Custom Truck One Source, Inc. filed on May 6, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, MO

May 6, 2021